Exhibit 99.1

Republic Bancorp, Inc. Reports Third Quarter Net Income of $4.6 Million and Year to Date Net Income of $24.1 Million

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 18, 2013--Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report net income of $4.6 million for the third quarter of 2013 resulting in Diluted Earnings per Class A Common Share of $0.22. Return on average assets (“ROA”) and return on average equity (“ROE”) were 0.55% and 3.36%, respectively, for the quarter. Net income for the first nine months of 2013 was $24.1 million, with Diluted Earnings per Class A Common share of $1.16. ROA and ROE for the first nine months of 2013 were 0.95% and 5.87%, respectively.

On October 8, 2013 Republic filed a Form 8K announcing that it was withdrawing its applications to the Office of the Comptroller of the Currency (the “OCC”) to merge and consolidate its Republic Bank & Trust (“RB&T”) and Republic Bank (“RB”) charters into one national bank charter and to acquire certain assets and assume all of the deposits of H&R Block Bank (the “Agreement”). As a result of RB&T withdrawing its application with the OCC, H&R Block Bank terminated the Agreement with RB&T.

Steve Trager, Chairman and CEO of Republic made the following comment in regards to that announcement:

“We are disappointed that we were not able to consummate a relationship with an industry leader and quality provider like H&R Block. We remain one of the most significant and long lasting financial institutions in the tax industry given our great history in the business over the last 20 years. We continue to be well positioned to pursue opportunities as we have been recognized as one of the best capitalized, top performing and most community minded banks in the country. I am very proud that 22 community and industry leaders submitted public letters of support to the Office of the Comptroller of Currency as it relates to our acquisition of H&R Block Bank, including: the Mayor of Louisville; the Presidents of the Universities of Louisville and Kentucky; the President of the Louisville Urban League; the Attorney General of Kentucky; the Executive Director of the Louisville Asset Building Coalition; the President of the Metro United Way; the President and CEO of the WHAS Crusade for Children; the President of the Federal Home Loan Bank of Cincinnati; the CEO of Habitat For Humanity; the Executive Director of Community Action of Southern Indiana; and the Chief Business Officer of Girl Scouts of Kentuckiana, among many others.

Republic will strive to continue to serve our customers and communities the right way as we look for opportunities to serve more people in more places,” Steve Trager concluded.

Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for RB&T and RB, (collectively the “Bank”).

Comparability between the third quarter and first nine months of 2013 and the third quarter and first nine months of 2012 are challenging due to the large bargain purchase gains earned by Republic related to RB&T’s two FDIC-assisted acquisitions in 2012. As a result, the tables below summarize Republic’s third quarter and year-to-date 2013 financial performance as reported in accordance with Generally Accepted Accounting Principles (“GAAP”) and excluding its bargain purchase gains, a non-GAAP basis. A reconciliation of these GAAP and non-GAAP figures are included as part of this filing as well.

Summary, Excluding Bargain Purchase Gains (non-GAAP) (1)

	Three Months Ended		%	Nine Months Ended		%
(dollars in thousands, except per share data)	9/30/13	9/30/12	Change	9/30/13	9/30/12	Change

Income before income taxes	$7,553	$4,649	62%	$36,153	$119,033	-70%
Net income	$4,603	$3,168	45%	$23,231	$77,146	-70%
Diluted Earnings per Class A Share	$0.22	$0.15	47%	$1.12	$3.67	-69%
ROA	0.55%	0.38%	45%	0.92%	2.86%	-68%
ROE	3.36%	2.34%	44%	5.66%	19.46%	-71%

Summary (GAAP)

	Three Months Ended		%	Nine Months Ended		%
(dollars in thousands, except per share data)	9/30/13	9/30/12	Change	9/30/13	9/30/12	Change

Income before income taxes	$7,553	$31,572	-76%	$37,477	$173,759	-78%
Net income	$4,603	$20,668	-78%	$24,078	$112,718	-79%
Diluted Earnings per Class A Share	$0.22	$0.98	-78%	$1.16	$5.36	-78%
ROA	0.55%	2.49%	-78%	0.95%	4.18%	-77%
ROE	3.36%	15.31%	-78%	5.87%	28.44%	-79%

Results of Operations for the Third Quarter of 2013 Compared to the Third Quarter of 2012

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking was $6.5 million for the third quarter of 2013, a decrease of $15.4 million from the third quarter of 2012, which contained a $27.1 million pre-tax bargain purchase gain resulting from RB&Ts FDIC-assisted acquisition in Minnesota.

Net interest income within the Core Bank for the third quarter of 2013 was $28.5 million compared to $28.6 million for the third quarter of 2012. The Core Bank’s net interest margin for the third quarter of 2013 was 3.55% compared to 3.54% for the third quarter of 2012. The Core Bank’s net interest income continued to benefit from RB&T’s 2012 FDIC-assisted acquisitions in Tennessee and Minnesota, which contributed $3.4 million of net interest income for the third quarter of 2013 compared to $1.2 million for the third quarter of 2012. Overall, RB&T’s 2012 FDIC-assisted acquisitions added approximately 30 basis points to the Core Bank’s net interest margin for the third quarter of 2013. The increase in net interest income resulting from RB&T’s 2012 FDIC-assisted acquisitions was partially offset by a decline in net interest income within the Bank’s historical footprint, as strong cash in-flows during the previous 12 months from the Bank’s existing loan portfolio were redeployed into lower yielding portfolio products. Management believes that maintaining current net interest income and net interest margin levels will remain a challenge for the Company, as well as the banking industry as a whole.

The Core Bank’s provision for loan losses was $2.3 million for the third quarter of 2013 reflecting a $286,000 decrease from the third quarter of 2012. Approximately $1.2 million of the Core Bank’s provision expense for the third quarter of 2013 was related to its Minnesota and Tennessee loan portfolios. The majority of this provision represented yield-related adjustments, as the projected future cash flows of a few larger acquired loans were expected to extend beyond management’s initial day-one expectations. These yield related provisions from the Tennessee and Minnesota acquired loans will be accreted into interest income on loans over the revised expected lives of the applicable loans. At September 30, 2013, the contractual value of the Minnesota and Tennessee purchased loan portfolios totaled $134 million with a carrying value of $106 million.

The Core Bank’s overall credit quality ratios remained solid at the end of the third quarter. The Core Bank’s non-performing loans to total loans ratio was 0.79% at the end of the quarter while its delinquent loans to total loans ratio was 0.59%, both ratios comparing favorably to the Bank’s peers. The table below illustrates the Core Bank’s continuing solid credit quality ratios for the most recent quarter-ends and the previous three calendar year-ends.

	As of and for the:
	Quarter Ending:			Year Ending:

Core Banking Credit Quality Ratios	9/30/13	6/30/13	3/31/13	12/31/12	12/31/11	12/31/10

Non-performing loans to total loans	0.79%	0.92%	0.80%	0.82%	1.02%	1.30%

Non-performing assets to total loans (including OREO)	1.38%	1.49%	1.51%	1.79%	1.49%	1.84%

Delinquent loans to total loans	0.59%	0.62%	0.76%	0.79%	1.07%	1.24%

Net loan charge-offs to average loans	0.19%	0.33%	0.02%	0.34%	0.24%	0.51%
(Annualized as of 9/30/13, 6/30/13 and 3/31/13)

OREO = Other Real Estate Owned

Non-interest income for the Core Bank was $7.3 million for the third quarter of 2013 compared to $34.6 million for the third quarter of 2012, which contained the previously disclosed $27.1 million bargain purchase gain from RB&T’s Minnesota acquisition. Excluding the 2012 bargain purchase gains, non-interest income decreased $384,000, as increases of $238,000 in services charges on deposits and $441,000 in gains on sale of Other Real Estate Owned (“OREO”) in the other income category were offset by a decline in mortgage banking income.

The $1.2 million decline in mortgage banking income was the result of a decrease in consumer mortgage refinance activity, as fixed long-term mortgage interest rates rose dramatically during the second quarter of 2013. As a result of the decrease in consumer refinance activity, the Core Bank’s pipeline of secondary market loan applications, in which the consumer had locked the rate on his or her loan, declined to $12 million at September 30, 2013 compared to $31 million at June 30, 2013 and $39 million at September 30, 2012. With long-term mortgage interest rates forecasted to remain near or higher than current levels, management anticipates mortgage banking income will likely remain somewhat below its third quarter 2013 level for the foreseeable future.

The Core Bank’s third quarter 2013 non-interest expenses decreased $4.0 million from the third quarter of 2012 to $23.0 million. Non-interest expenses for the third quarter of 2013 benefited from a $3.3 million credit to salaries and benefits expense, as the Bank reduced its incentive compensation accruals to be in-line with its revised payout estimates for 2013 bonuses. In addition, non-interest expenses also benefited from an $831,000 decrease in OREO expenses resulting from a decline of 46 properties in OREO since September 30, 2012.

Republic Processing Group (“RPG”)

During the third quarter of 2013, RPG generated a net loss of $1.9 million compared to a net loss of $1.3 million during the third quarter of 2012. Approximately $915,000 of the operating loss was attributable to legal costs associated with RB&T’s negotiations and contract review related to the H&R Block Joint Marketing Master Services Agreement and its related schedules, as well as continuing arbitration and mediation with Jackson Hewitt and Liberty Tax Services.

Conclusion

“Our successful business model, which includes industry-strong capital levels, has allowed us to take advantage of many opportunities the past few years in both the traditional and non-traditional space. With changes in the banking industry continuing at a frantic pace due to the regulatory and economic environment, Republic continues to change and adapt, as it strives to maintain its place among the highest performing financial institutions for banks its size in the United States. With the supply of FDIC-assisted acquisition opportunities steadily decreasing during 2013, we plan to turn our focus to seeking potentially larger and more synergistic acquisition opportunities in the future, while still maintaining an eye toward FDIC-assisted deals that fit our profile. Additionally, the Bank is exploring ways to leverage the success and risk management practices of its warehouse lending program through potential new opportunities, such as a possible correspondent lending origination channel.

As an ever-increasing regulatory burden continues to drive the cost of doing business, we are continuously striving to find new opportunities that supplement our existing franchise, while also looking for ways to provide more of our core products and services in a more efficient manner. It is our pride in the achievements of our past and our confidence in our ability to reach our future goals that allows us to once again say, ‘We were here for you yesterday. We are here for you today. We will be here for you tomorrow,’” concluded Steve Trager.

Republic Bancorp, Inc. has 45 banking centers and is the parent company of Republic Bank & Trust Company (“RB&T”) and Republic Bank (“RB”). RB&T has 34 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville); and one banking center in Bloomington (Minneapolis), Minnesota. RB has banking centers in Hudson, Palm Harbor, Port Richey and Temple Terrace, Florida as well as Blue Ash (Cincinnati), Ohio. Republic offers internet banking at www.republicbank.com. Republic has $3.3 billion in assets and is headquartered in Louisville, Kentucky. Republic's Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

We were here for you yesterday. We are here for you today. We will be here for you tomorrow.®

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, future acquisitions, future challenges of growing or maintaining non interest income, net interest income and net interest margin in the Company’s Core Bank operations, the future growth and performance of Republic Processing Group, current expectations and assumptions regarding its business, the economy and other future conditions. Forward-looking statements can be identified by the use of the words “expect,” “anticipate,” “believe,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements, which speak only as of the date on which they are made. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2012 and quarterly report on Form 10-Q for the period ended June 30, 2013. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
Third Quarter 2013 Earnings Release
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Sept. 30, 2013	Dec. 31, 2012	Sept. 30, 2012
Assets:
Cash and cash equivalents	$141,585	$137,691	$96,187
Investment securities	533,681	484,256	581,262
Mortgage loans held for sale	9,803	10,614	3,385
Loans	2,553,435	2,650,197	2,642,357
Allowance for loan losses	(23,492)	(23,729)	(24,100)
Loans, net	2,529,943	2,626,468	2,618,257
Federal Home Loan Bank stock, at cost	28,342	28,377	28,784
Premises and equipment, net	32,626	33,197	32,984
Goodwill	10,168	10,168	10,168
Other real estate owned ("OREO")	15,247	26,203	25,148
Other assets and accrued interest receivable	30,486	37,425	39,601
Total assets	$3,331,881	$3,394,399	$3,435,776

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$492,126	$479,046	$514,893
Interest-bearing	1,527,659	1,503,882	1,540,717
Total deposits	2,019,785	1,982,928	2,055,610

Securities sold under agreements to repurchase and other short-term borrowings	106,373	250,884	169,839
Federal Home Loan Bank advances	587,020	542,600	553,487
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	31,953	40,045	57,844
Total liabilities	2,786,371	2,857,697	2,878,020

Stockholders' equity	545,510	536,702	557,756
Total liabilities and Stockholders' equity	$3,331,881	$3,394,399	$3,435,776

Average Balance Sheet Data
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2013	2012	2013	2012
Assets:
Investment securities, including FHLB stock	$530,759	$629,542	$517,077	$666,531
Federal funds sold and other interest-earning cash	113,042	82,404	142,058	277,550
Loans and fees, including loans held for sale	2,576,606	2,520,174	2,583,363	2,453,313
Total earning assets	3,220,407	3,232,120	3,242,498	3,397,394
Total assets	3,339,596	3,322,077	3,381,050	3,593,576

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$488,386	$505,127	$516,848	$652,498
Interest-bearing deposits	1,513,330	1,462,069	1,513,711	1,513,644
Securities sold under agreements to repurchase and other short-term borrowings	139,293	208,051	163,585	243,168
Federal Home Loan Bank advances	592,735	523,053	577,991	561,072
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,286,598	2,234,413	2,296,527	2,359,124
Stockholders' equity	547,439	539,863	546,513	528,366

Republic Bancorp, Inc. Financial Information
Third Quarter 2013 Earnings Release (continued)
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2013	2012	2013	2012

Total interest income(2)	$34,009	$34,128	$102,529	$147,529
Total interest expense	5,470	5,556	16,093	17,425

Net interest income	28,539	28,572	86,436	130,104

Provision for loan losses	2,200	2,083	2,480	13,719

Non interest income:
Service charges on deposit accounts	3,676	3,438	10,384	10,027
Net refund transfer fees	152	231	13,849	78,127
Mortgage banking income	1,026	2,274	6,480	5,591
Debit card interchange fee income	1,519	1,390	4,986	4,387
Bargain purchase gain - Tennessee Commerce Bank	-	(189)	-	27,614
Bargain purchase gain - First Commercial Bank	-	27,112	1,324	27,112
Net gain on sales of securities	-	-	-	56
Other	1,166	589	3,824	2,826
Total non interest income	7,539	34,845	40,847	155,740

Non interest expenses:
Salaries and employee benefits	12,226	14,921	43,426	46,205
Occupancy and equipment, net	5,462	5,718	16,354	16,936
Communication and transportation	990	1,045	3,011	4,667
Marketing and development	785	828	2,567	2,670
FDIC insurance expense	419	287	1,234	1,008
Bank franchise tax expense	707	729	3,279	3,363
Data processing	934	1,030	2,442	3,446
Debit card processing expense	655	648	2,216	1,909
Supplies	228	270	800	1,748
OREO expense	497	1,328	2,331	2,488
Charitable contributions	225	232	688	3,110
Legal expense	1,343	388	3,111	1,283
FHLB advance prepayment penalty	-	-	-	2,436
Other	1,854	2,338	5,867	7,097
Total non interest expenses	26,325	29,762	87,326	98,366

Income before income tax expense	7,553	31,572	37,477	173,759
Income tax expense	2,950	10,904	13,399	61,041

Net income	$4,603	$20,668	$24,078	$112,718

Republic Bancorp, Inc. Financial Information
Third Quarter 2013 Earnings Release (continued)
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the		As of and for the
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Per Share Data:

Basic average shares outstanding	20,787	20,948	20,811	20,954
Diluted average shares outstanding	20,927	21,029	20,905	21,032

End of period shares outstanding:
Class A Common Stock	18,534	18,673	18,534	18,673
Class B Common Stock	2,260	2,271	2,260	2,271

Book value per share(3)	$26.23	$26.63	$26.23	$26.63
Tangible book value per share(3)	25.47	25.88	25.47	25.88

Earnings per share:
Basic earnings per Class A Common Stock	$0.22	$0.99	$1.16	$5.38
Basic earnings per Class B Common Stock	0.21	0.97	1.12	5.34
Diluted earnings per Class A Common Stock	0.22	0.98	1.16	5.36
Diluted earnings per Class B Common Stock	0.21	0.97	1.11	5.32

Cash dividends declared per share:
Class A Common Stock	$0.176	$0.165	$0.517	$0.484
Class B Common Stock	0.160	0.150	0.470	0.440

Performance Ratios:

Return on average assets	0.55%	2.49%	0.95%	4.18%
Return on average equity	3.36	15.31	5.87	28.44
Efficiency ratio(4)	73	47	69	34
Yield on average interest-earning assets	4.22	4.22	4.22	5.79
Cost of interest-bearing liabilities	0.96	0.99	0.93	0.98
Net interest spread	3.26	3.23	3.29	4.81
Net interest margin - Total Company	3.54	3.54	3.55	5.11
Net interest margin - Traditional Bank	3.54	3.54	3.57	3.51

Other Information:

End of period full-time equivalent employees	796	772	796	772
Number of banking centers	45	44	45	44

Republic Bancorp, Inc. Financial Information
Third Quarter 2013 Earnings Release (continued)
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics	As of and for the		As of and for the
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Credit Quality Asset Balances - Total Company:

Loans on non-accrual status	$18,407	$20,436	$18,407	$20,436
Loans past due 90 days or more and still on accrual	1,839	616	1,839	616
Total non-performing loans	20,246	21,052	20,246	21,052
OREO	15,247	25,148	15,247	25,148
Total non-performing assets	$35,493	$46,200	$35,493	$46,200
Total delinquent loans	$15,087	$17,892	$15,087	$17,892

Credit Quality Asset Balances - Acquired Banks:

Loans on non-accrual status	$39	$22	$39	$22
Loans past due 90 days or more and still on accrual	1,839	616	1,839	616
Total non-performing loans	1,878	638	1,878	638
OREO	5,503	12,398	5,503	12,398
Total non-performing assets	$7,381	$13,036	$7,381	$13,036
Total delinquent loans	$2,921	$711	$2,921	$711

Credit Quality Ratios - Total Company:

Non-performing loans to total loans	0.79%	0.80%	0.79%	0.80%
Non-performing assets to total loans (including OREO)	1.38	1.73	1.38	1.73
Non-performing assets to total assets	1.07	1.34	1.07	1.34
Allowance for loan losses to total loans	0.92	0.91	0.92	0.91
Allowance and non-accretable yield to total GCLPR(5)	1.82	2.56	1.82	2.56
Allowance for loan losses to non-performing loans	116	114	116	114
Delinquent loans to total loans(6)	0.59	0.68	0.59	0.68
Net loan charge-offs to average loans (annualized)	0.19	0.08	0.21	0.74

Credit Quality Ratios - Core Bank:

Non-performing loans to total loans	0.79%	0.80%	0.79%	0.80%
Non-performing assets to total loans (including OREO)	1.38	1.73	1.38	1.73
Non-performing assets to total assets	1.07	1.34	1.07	1.34
Allowance for loan losses to total loans	0.92	0.91	0.92	0.91
Allowance and non-accretable yield to total GCLPR(5)	1.82	2.56	1.82	2.56
Allowance for loan losses to non-performing loans	116	114	116	114
Delinquent loans to total loans(6)	0.59	0.68	0.59	0.68
Net loan charge-offs to average loans (annualized)	0.19	0.15	0.27	0.36

Credit Quality Ratios - Core Bank Excluding Acquired Banks:

Non-performing loans to total loans	0.75%	0.82%	0.75%	0.82%
Non-performing assets to total loans (including OREO)	1.14	1.33	1.14	1.33
Non-performing assets to total assets	0.87	1.04	0.87	1.04
Allowance for loan losses to total loans	0.87	0.97	0.87	0.97
Allowance for loan losses to non-performing loans	115	118	115	118
Delinquent loans to total loans(6)	0.50	0.69	0.50	0.69
Net loan charge-offs to average loans (annualized)	0.25	0.16	0.31	0.36

Credit Quality Ratios - Acquired Banks:

Non-performing loans to total loans	1.77%	0.40%	1.77%	0.40%
Non-performing assets to total loans (including OREO)	6.61	7.55	6.61	7.55
Non-performing assets to total assets	6.57	5.41	6.57	5.41
Allowance for loan losses to total loans	2.15	-	2.15	-
Allowance and non-accretable yield to total GCLPR(5)	19.32	21.43	19.32	21.43
Allowance for loan losses to non-performing loans	122	-	122	-
Delinquent loans to total loans(6)	2.75	0.44	2.75	0.44

Republic Bancorp, Inc. Financial Information
Third Quarter 2013 Earnings Release (continued)
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Assets:
Cash and cash equivalents	$141,585	$97,690	$207,451	$137,691	$96,187
Investment securities	533,681	475,500	473,726	484,256	581,262
Mortgage loans held for sale	9,803	24,174	20,726	10,614	3,385
Loans	2,553,435	2,618,029	2,598,642	2,650,197	2,642,357
Allowance for loan losses	(23,492)	(22,491)	(23,563)	(23,729)	(24,100)
Loans, net	2,529,943	2,595,538	2,575,079	2,626,468	2,618,257
Federal Home Loan Bank stock, at cost	28,342	28,342	28,342	28,377	28,784
Premises and Equipment, net	32,626	32,629	33,535	33,197	32,984
Goodwill	10,168	10,168	10,168	10,168	10,168
OREO	15,247	15,248	18,689	26,203	25,148
Other assets and interest receivable	30,486	37,776	33,642	37,425	39,601
Total assets	$3,331,881	$3,317,065	$3,401,358	$3,394,399	$3,435,776

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$492,126	$487,787	$524,149	$479,046	$514,893
Interest-bearing	1,527,659	1,483,260	1,547,647	1,503,882	1,540,717
Total deposits	2,019,785	1,971,047	2,071,796	1,982,928	2,055,610

Securities sold under agreements to repurchase and other short-term borrowings	106,373	128,532	120,217	250,884	169,839
Federal Home Loan Bank advances	587,020	592,044	572,570	542,600	553,487
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	31,953	40,135	52,800	40,045	57,844
Total liabilities	2,786,371	2,772,998	2,858,623	2,857,697	2,878,020

Stockholders' equity	545,510	544,067	542,735	536,702	557,756
Total liabilities and Stockholders' equity	$3,331,881	$3,317,065	$3,401,358	$3,394,399	$3,435,776

Average Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Assets:
Investment securities, including FHLB stock	$530,759	$511,225	$509,006	$564,272	$629,542
Federal funds sold and other interest-earning cash	113,042	127,696	186,237	106,359	82,404
Loans and fees, including loans held for sale	2,576,606	2,590,643	2,582,932	2,650,267	2,520,174
Total earning assets	3,220,407	3,229,564	3,278,175	3,320,898	3,232,120
Total assets	3,339,596	3,355,109	3,449,641	3,448,191	3,322,077

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$488,386	$492,442	$570,619	$542,973	$505,127
Interest-bearing deposits	1,513,330	1,515,878	1,511,906	1,505,108	1,462,069
Securities sold under agreements to repurchase and other short-term borrowings	139,293	149,237	202,924	220,279	208,051
Federal Home Loan Bank advances	592,735	588,712	552,080	570,147	523,053
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,286,598	2,295,067	2,308,150	2,336,774	2,234,413
Stockholders' equity	547,439	548,644	543,506	534,724	539,863

Republic Bancorp, Inc. Financial Information
Third Quarter 2013 Earnings Release (continued)
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012

Total interest income(2)	$34,009	$34,119	$34,401	$35,930	$34,128
Total interest expense	5,470	5,352	5,271	5,379	5,556
Net interest income	28,539	28,767	29,130	30,551	28,572

Provision for loan losses	2,200	905	(625)	1,324	2,083

Non interest income:
Service charges on deposit accounts	3,676	3,498	3,210	3,469	3,438
Net refund transfer fees	152	1,683	12,014	177	231
Mortgage banking income	1,026	2,180	3,274	2,856	2,274
Debit card interchange fee income	1,519	1,656	1,811	1,430	1,390
Bargain purchase gain - TCB	-	-	-	-	(189)
Bargain purchase gain - FCB	-	-	1,324	712	27,112
Other	1,166	1,766	892	694	589
Total non interest income	7,539	10,783	22,525	9,338	34,845

Non interest expenses:
Salaries and employee benefits	12,226	15,086	16,114	14,428	14,921
Occupancy and equipment, net	5,462	5,315	5,577	5,538	5,718
Communication and transportation	990	991	1,030	1,139	1,045
Marketing and development	785	880	902	759	828
FDIC insurance expense	419	402	413	395	287
Bank franchise tax expense	707	857	1,715	553	729
Data processing	934	792	716	863	1,030
Debit card processing expense	655	718	843	553	648
Supplies	228	218	354	366	270
OREO expense	497	945	889	1,049	1,328
Charitable contributions	225	227	236	231	232
Legal expense	1,343	1,338	430	583	388
Other	1,854	1,930	2,083	1,922	2,338
Total non interest expenses	26,325	29,699	31,302	28,379	29,762

Income before income tax expense	7,553	8,946	20,978	10,186	31,572
Income tax expense	2,950	2,827	7,622	3,565	10,904

Net income	$4,603	$6,119	$13,356	$6,621	$20,668

Republic Bancorp, Inc. Financial Information
Third Quarter 2013 Earnings Release (continued)
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the Three Months Ended
	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Per Share Data:

Basic average shares outstanding	20,787	20,782	20,864	20,971	20,948
Diluted average shares outstanding	20,927	20,858	20,933	21,020	21,029

End of period shares outstanding:
Class A Common Stock	18,534	18,522	18,513	18,694	18,673
Class B Common Stock	2,260	2,260	2,264	2,271	2,271

Book value per share(3)	$26.23	$26.18	$26.12	$25.60	$26.63
Tangible book value per share(3)	25.47	25.42	25.38	24.86	25.88

Earnings per share:
Basic earnings per Class A Common Stock	$0.22	$0.30	$0.64	$0.33	$0.99
Basic earnings per Class B Common Stock	0.21	0.28	0.63	0.21	0.97
Diluted earnings per Class A Common Stock	0.22	0.30	0.64	0.33	0.98
Diluted earnings per Class B Common Stock	0.21	0.28	0.62	0.21	0.97

Cash dividends declared per share:
Class A Common Stock	$0.176	$0.176	$0.165	$1.265	$0.165
Class B Common Stock	0.160	0.160	0.150	1.150	0.150

Performance Ratios:

Return on average assets	0.55%	0.73%	1.55%	0.77%	2.49%
Return on average equity	3.36	4.46	9.83	4.95	15.31
Efficiency ratio(4)	73	75	61	71	47
Yield on average interest-earning assets	4.22	4.23	4.20	4.33	4.22
Cost of interest-bearing liabilities	0.96	0.93	0.91	0.92	0.99
Net interest spread	3.26	3.30	3.29	3.41	3.23
Net interest margin - Total Company	3.54	3.56	3.55	3.68	3.54
Net interest margin - Traditional Bank	3.54	3.57	3.60	3.69	3.54

Other Information:

End of period full-time equivalent employees	796	791	797	797	772
Number of banking centers	45	44	44	44	44

Republic Bancorp, Inc. Financial Information
Third Quarter 2013 Earnings Release (continued)
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics
	As of and for the Three Months Ended
	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Credit Quality Asset Balances - Total Company:
Loans on non-accrual status	$18,407	$21,922	$18,161	$18,506	$20,436
Loans past due 90 days or more and still on accrual	1,839	2,159	2,752	3,173	616
Total non-performing loans	20,246	24,081	20,913	21,679	21,052
OREO	15,247	15,248	18,689	26,203	25,148
Total non-performing assets	$35,493	$39,329	$39,602	$47,882	$46,200
Total delinquent loans	$15,087	$16,197	$19,813	$20,844	$17,892

Credit Quality Asset Balances - Acquired Banks:
Loans on non-accrual status	$39	$21	$24	$-	$22
Loans past due 90 days or more and still on accrual	1,839	2,159	2,752	3,173	616
Total non-performing loans	1,878	2,180	2,776	3,173	638
OREO	5,503	6,113	10,346	14,498	12,398
Total non-performing assets	$7,381	$8,293	$13,122	$17,671	$13,036
Total delinquent loans	$2,921	$3,466	$3,846	$5,967	$711

Credit Quality Ratios - Total Company:
Non-performing loans to total loans	0.79%	0.92%	0.80%	0.82%	0.80%
Non-performing assets to total loans (including OREO)	1.38	1.49	1.51	1.79	1.73
Non-performing assets to total assets	1.07	1.19	1.16	1.41	1.34
Allowance for loan losses to total loans	0.92	0.86	0.91	0.90	0.91
Allowance and non-accretable yield to total GCLPR(5)	1.82	1.96	2.12	2.34	2.56
Allowance for loan losses to non-performing loans	116	93	113	109	114
Delinquent loans to total loans(6)	0.59	0.62	0.76	0.79	0.68
Net loan charge-offs to average loans (annualized)	0.19	0.31	(0.07)	0.26	0.08

Credit Quality Ratios - Core Bank:
Non-performing loans to total loans	0.79%	0.92%	0.80%	0.82%	0.80%
Non-performing assets to total loans (including OREO)	1.38	1.49	1.51	1.79	1.73
Non-performing assets to total assets	1.07	1.19	1.16	1.41	1.34
Allowance for loan losses to total loans	0.92	0.86	0.91	0.90	0.91
Allowance and non-accretable yield to total GCLPR(5)	1.82	1.96	2.12	2.34	2.56
Allowance for loan losses to non-performing loans	116	93	113	109	114
Delinquent loans to total loans(6)	0.59	0.62	0.76	0.79	0.68
Net loan charge-offs to average loans (annualized)	0.19	0.33	0.02	0.31	0.15

Credit Quality Ratios - Core Bank Excluding Acquired Banks:
Non-performing loans to total loans	0.75%	0.87%	0.73%	0.74%	0.82%
Non-performing assets to total loans (including OREO)	1.14	1.23	1.07	1.20	1.33
Non-performing assets to total assets	0.87	0.97	1.81	0.95	1.04
Allowance for loan losses to total loans	0.87	0.85	0.94	0.94	0.97
Allowance for loan losses to non-performing loans	115	98	129	127	118
Delinquent loans to total loans(6)	0.50	0.51	0.64	0.59	0.69
Net loan charge-offs to average loans (annualized)	0.25	0.35	0.02	0.33	0.16

Credit Quality Ratios - Acquired Banks:
Non-performing loans to total loans	1.77%	1.95%	2.26%	2.29%	0.40%
Non-performing assets to total loans (including OREO)	6.61	7.04	9.85	11.54	7.55
Non-performing assets to total assets	6.57	7.04	8.87	8.73	5.41
Allowance for loan losses to total loans	2.15	0.95	0.17	0.15	-
Allowance and non-accretable yield to total GCLPR(5)	19.32	21.34	20.60	21.77	21.43
Allowance for loan losses to non-performing loans	122	49	8	7	-
Delinquent loans to total loans(6)	2.75	3.10	3.13	4.30	0.44

Republic Bancorp, Inc. Financial Information
Third Quarter 2013 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as branches and subsidiary banks), which are then aggregated if operating performance, products/services, and customers are similar.

As of September 30, 2013, the Company was divided into three distinct business operating segments: Traditional Banking, Mortgage Banking and Republic Processing Group (“RPG”). During 2012, the Company realigned the previously reported Tax Refund Solutions (“TRS”) segment as a division of the RPG segment. Along with the TRS division, Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”) were created to operate as divisions of RPG segment.

Nationally, through RB&T, RPG facilitates the receipt and payment of federal and state tax refund products under the TRS division. Nationally, through RB, the RPS division is an issuing bank offering general purpose reloadable prepaid debit cards through third party program managers. Nationally, through RB&T, the RCS division preparing to pilot short-term consumer credit products through multiple channels, including the internet and retail locations.

For the projected near-term, as programs are being established, the operating results of these divisions are expected to be immaterial to the Company’s overall results of operations and will be reported as part of the RPG business operating segment. The RPS and RCS divisions will not be reported as separate business operating segments until such time, if any, that they become material to the Company’s overall results of operations.

Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations, while servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations. Prior to 2013, Refund Anticipation Loan (“RAL”) fees and net Refund Transfer (“RT”) fees provided the majority of the revenue for RPG. In 2013, net RT fees have provided, and are expected to continue to provide going forward, the majority of revenues for RPG, as the Company no longer offers RALs. All Company operations are domestic.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2012 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes which are not segment specific are allocated based on income before income tax expense. Transactions among reportable segments are made at fair value.

Segment information for the three and nine months ended September 30, 2013 and 2012 follows:

Republic Bancorp, Inc. Financial Information Third Quarter 2013 Earnings Release (continued)

	Three Months Ended September 30, 2013
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$28,390	$130	$19	$28,539

Provision for loan losses	2,257	-	(57)	2,200

Net refund transfer fees	-	-	152	152
Mortgage banking income	-	1,026	-	1,026
Other non interest income	6,243	19	99	6,361
Total non interest income	6,243	1,045	251	7,539

Total non interest expenses	22,237	768	3,320	26,325

Income before income tax expense	10,139	407	(2,993)	7,553
Income tax expense	3,856	142	(1,048)	2,950
Net income	$6,283	$265	$(1,945)	$4,603

Segment end of period assets	$3,305,689	$15,697	$10,495	$3,331,881

Net interest margin	3.54%	NM	NM	3.54%

	Three Months Ended September 30, 2012
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$28,444	$110	$18	$28,572

Provision for loan losses	2,543	-	(460)	2,083

Net refund transfer fees	-	-	231	231
Mortgage banking income	-	2,274	-	2,274
Total bargain purchase gains	26,923	-	-	26,923
Other non interest income	5,387	11	19	5,417
Total non interest income	32,310	2,285	250	34,845

Total non interest expenses	26,118	851	2,793	29,762

Income before income tax expense	32,093	1,544	(2,065)	31,572
Income tax expense	11,145	541	(782)	10,904
Net income	$20,948	$1,003	$(1,283)	$20,668

Segment end of period assets	$3,413,293	$8,765	$13,718	$3,435,776

Net interest margin	3.54%	NM	NM	3.54%

Republic Bancorp, Inc. Financial Information Third Quarter 2013 Earnings Release (continued)

	Nine Months Ended September 30, 2013
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$85,957	$388	$91	$86,436

Provision for loan losses	3,276	-	(796)	2,480

Net refund transfer fees	-	-	13,849	13,849
Mortgage banking income	-	6,480	-	6,480
Bargain purchase gain - FCB	1,324	-	-	1,324
Other non interest income	18,300	102	792	19,194
Total non interest income	19,624	6,582	14,641	40,847

Total non interest expenses	72,862	2,537	11,927	87,326

Income before income tax expense	29,443	4,433	3,601	37,477
Income tax expense	10,588	1,551	1,260	13,399
Net income	$18,855	$2,882	$2,341	$24,078

Segment end of period assets	$3,305,689	$15,697	$10,495	$3,331,881

Net interest margin	3.57%	NM	NM	3.55%

	Nine Months Ended September 30, 2012
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$84,406	$283	$45,415	$130,104

Provision for loan losses	6,505	-	7,214	13,719

Net refund transfer fees	-	-	78,127	78,127
Mortgage banking income	-	5,591	-	5,591
Net gain on sales, calls and impairment of securities	56	-	-	56
Total bargain purchase gains	54,726	-	-	54,726
Other non interest income	17,005	27	208	17,240
Total non interest income	71,787	5,618	78,335	155,740

Total non interest expenses	76,752	2,928	18,686	98,366

Income before income tax expense	72,936	2,973	97,850	173,759
Income tax expense	25,150	1,041	34,850	61,041
Net income	$47,786	$1,932	$63,000	$112,718

Segment end of period assets	$3,413,293	$8,765	$13,718	$3,435,776

Net interest margin	3.51%	NM	NM	5.11%

Republic Bancorp, Inc. Financial Information
Third Quarter 2013 Earnings Release (continued)

_____________________________________
(1) – The following table provides a reconciliation of income before income tax, income tax expense, net income, diluted earnings per Class A Share, ROA and ROE in accordance with U.S. generally accepted accounting principles (“GAAP”) to these figures adjusted to exclude the impact of bargain purchase gains. The Company presents these non-GAAP adjusted figures to improve comparability between reporting periods.

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2013	2012	2013	2012

Income before income tax expense - Adjusted	$7,553	$4,649	$36,153	$119,033
Bargain purchase gain - TCB	-	(189)	-	27,614
Bargain purchase gain - FCB	-	27,112	1,324	27,112
Income before income tax expense - GAAP	7,553	31,572	37,477	173,759

Income tax expense - Adjusted	$2,950	$1,481	$12,922	$41,887
Income taxes for bargain purchase gain - TCB	-	(66)	-	9,665
Income taxes for bargain purchase gain - FCB	-	9,489	477	9,489
Income tax expense - GAAP	$2,950	$10,904	$13,399	$61,041

Net income - Adjusted	$4,603	$3,168	$23,231	$77,146
Impact of bargain purchase gain - TCB	-	(123)	-	17,949
Impact of bargain purchase gain - FCB	-	17,623	847	17,623
Net income - GAAP	$4,603	$20,668	$24,078	$112,718

Diluted Earnings per Class A Share - Adjusted	$0.22	$0.15	$1.12	$3.67
Impact of bargain purchase gain - TCB	-	(0.01)	-	0.85
Impact of bargain purchase gain - FCB	-	0.84	0.04	0.84
Diluted Earnings per Class A Share - GAAP	$0.22	$0.98	$1.16	$5.36

Return on Average Assets - Adjusted	0.55%	0.38%	0.92%	2.86%
Impact of bargain purchase gain - TCB	0.00	-0.01	0.00	0.67
Impact of bargain purchase gain - FCB	0.00	2.12	0.03	0.65
Return on Average Assets - GAAP	0.55%	2.49%	0.95%	4.18%

Return on Average Equity - Adjusted	3.36%	2.34%	5.66%	19.46%
Impact of bargain purchase gain - TCB	0.00	-0.09	0.00	4.53
Impact of bargain purchase gain - FCB	0.00	13.06	0.21	4.45
Return on Average Equity - GAAP	3.36%	15.31%	5.87%	28.44%

(2) – The amount of loan fee income included in total interest income was $3.3 million and $1.1 million for the quarters ended September 30, 2013 and 2012. The amount of loan fee income included in total interest income was $8.8 million and $48.4 million for the nine months ended September 30, 2013 and 2012.

The amount of loan fee income included in total interest income per quarter was as follows: $3.3 million (quarter ended September 30, 2013), $3.0 million (quarter ended June 30, 2013), $2.6 million (quarter ended March 31, 2013), $2.4 million (quarter ended December 31, 2012, and $1.1 million (quarter ended September 30, 2012).

(3) – The following table provides a reconciliation of total stockholders’ equity in accordance with GAAP to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Total stockholders' equity (a)	$545,510	$544,067	$542,735	$536,702	$557,756
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	289	388	454	510	589
Less: Mortgage servicing rights	5,482	5,305	4,858	4,777	4,980
Tangible stockholders' equity (c)	$529,571	$528,206	$527,255	$521,247	$542,019

Total assets (b)	$3,331,881	$3,317,065	$3,401,358	$3,394,399	$3,435,776
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	289	388	454	510	589
Less: Mortgage servicing rights	5,482	5,305	4,858	4,777	4,980
Tangible assets (d)	$3,315,942	$3,301,204	$3,385,878	$3,378,944	$3,420,039

Total stockholders' equity to total assets (a/b)	16.37%	16.40%	15.96%	15.81%	16.23%
Tangible stockholders' equity to tangible assets (c/d)	15.97%	16.00%	15.57%	15.43%	15.85%

Number of shares outstanding (e)	20,794	20,782	20,777	20,965	20,944

Book value per share (a/e)	$26.23	$26.18	$26.12	$25.60	$26.63
Tangible book value per share (c/e)	25.47	25.42	25.38	24.86	25.88

(4) – Equals total non-interest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities.

(5) – The following tables reflect the calculation of the allowance for loan losses plus non-accretable yield on purchased, credit impaired loans as a percentage of total gross contractual loan principal receivable (“GCLPR”). While this ratio is not considered in accordance with GAAP, it provides additional insight regarding the Bank’s ability to absorb impairment of contractual loan principal receivable.

	Quarterly Comparison - Total Company
(dollars in thousands)	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Allowance for loan losses	$23,492	$22,491	$23,563	$23,729	$24,100
Non-accretable yield	23,522	29,478	32,339	39,264	44,660
Total (f)	$47,014	$51,969	$55,902	$62,993	$68,760

Total loans	$2,553,435	$2,618,029	$2,598,642	$2,650,197	$2,642,357
Non-accretable yield	23,522	29,478	32,339	39,264	44,660
Accretable yield	3,796	1,986	2,742	3,465	3,419
Total GCLPR (g)	$2,580,753	$2,649,493	$2,633,723	$2,692,926	$2,690,436

Allowance and non-accretable yield to total GCLPR (f/g)	1.82%	1.96%	2.12%	2.34%	2.56%

	Quarterly Comparison - Acquired Banks Only
(dollars in thousands)	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Allowance for loan losses	$ 2,283	$ 1,063	$ 214	$ 214	$ -
Non-accretable yield	23,522	29,478	32,339	39,264	44,660
Total (h)	$ 25,805	$ 30,541	$ 32,553	$ 39,478	$ 44,660

Total loans	$ 106,220	$ 111,629	$ 122,921	$ 138,616	$ 160,341
Non-accretable yield	23,522	29,478	32,339	39,264	44,660
Accretable yield	3,796	1,986	2,742	3,465	3,419
Total GCLPR (i)	$ 133,538	$ 143,093	$ 158,002	$ 181,345	$ 208,420

Allowance and non-accretable yield to total GCLPR (h/i)	19.32%	21.34%	20.60%	21.77%	21.43%

(6) – Equals total loans exceeding 30 days past due divided by total loans.

NA – Not applicable
NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer